Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(62,555,920)
Realized Gain (Loss) on Swap Contracts	(9,145,425)
Unrealized Gain (Loss) on Market Value of Commodity Futures	41,280,970
Unrealized gain (loss) on Fair Value of Swap Contracts	127
Dividend Income	1,072,891
Interest Income	633,282
ETF Transaction Fees	18,000
Total Income (Loss)	$(28,696,075)

Expenses
General Partner Management Fees	$262,869
Professional Fees	98,622
Brokerage Commissions	104,651
Directors' Fees and insurance	6,473
License fees	6,571
Total Expenses	$479,186
Net Income (Loss)	$(29,175,261)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$466,370,247
Additions (13,800,000 Shares)	173,442,161
Withdrawals ((900,000) Shares)	(11,163,140)
Net Income (Loss)	(29,175,261)

Net Asset Value End of Month	$599,474,007
Net Asset Value Per Share (47,046,103 Shares)	$12.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596